UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2011

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX 78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2011, Silicon Laboratories Inc. (the “Company”) held its Annual Meeting of Stockholders.  The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1 — Election of Class I Directors

	Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
Navdeep S. Sooch	23,453,459	15,464,502	—	3,842,489
Laurence G. Walker	38,553,222	364,739	—	3,842,489
William P. Wood	38,255,800	662,161	—	3,842,489

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
42,392,697	356,050	11,703	—

Proposal 3 — Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
38,303,630	590,381	23,950	3,842,489

Proposal 4 — Recommendation, by non-binding vote, of the frequency of advisory votes on the executive compensation of the Company’s Named Executive Officers

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
37,452,640	78,347	1,342,593	44,381	3,842,489

The Company will conduct an annual advisory vote on the compensation of its named executive officers until the next required vote on the frequency of shareholder votes with respect to executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

April 22, 2011	/s/ Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr.
Vice President of Finance
(Principal Accounting Officer)